
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         MAR-31-2000
<CASH>                                               216,088
<SECURITIES>                                         1,082,649
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       16,074,536<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           14,638,784
<TOTAL-LIABILITY-AND-EQUITY>                         16,074,536<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     313,697<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     559,266<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,760,848)<F5>
<EPS-BASIC>                                        (50.44)
<EPS-DILUTED>                                        000

<F1>Included  in Total  Assets:  Investments  in Local Limited  Partnerships  of
$13,088,569,  Other  investments  of  $1,672,507  and Other  assets  of  $14,723
<F2>Included in Total Liabilities and Equity:  Accounts payable to affiliates of
$1,406,153 and Accounts payable and accrued expenses of $29,599 <F3>Included in Total Revenue: Investment of $72,855, Accretion of Original Issue Discount of $124,882 and Other of $115,960 <F4>Included in Other Expenses: Asset management fees of $163,750, General and administrative of $216,657, Amortization of $28,859 and Provision for valuation of investments in Local Limited Partnerships of $150,000 <F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of $1,515,279